Exhibit 1.1

1,600,000 Depositary Units

Icahn Enterprises L.P.

UNDERWRITING AGREEMENT

June 12, 2013

CREDIT SUISSE SECURITIES (USA) LLC

UBS SECURITIES LLC

JEFFERIES LLC
As Representatives of the several Underwriters
c/o CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10019

Ladies and Gentlemen:

Introductory. Icahn Enterprises L.P., a Delaware limited partnership (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 1,600,000 of its depositary units representing limited partner interests (the “Depositary Units”). The 1,600,000 Depositary Units to be sold by the Company are called the “Firm Depositary Units.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 240,000 Depositary Units as provided in Section 2. The additional 240,000 Depositary Units to be sold by the Company pursuant to such option are collectively called the “Optional Depositary Units.” The Firm Depositary Units and, if and to the extent such option is exercised, the Optional Depositary Units are collectively called the “Offered Depositary Units.” Credit Suisse Securities (USA) LLC (“Credit Suisse”), UBS Securities LLC and Jefferies LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Depositary Units. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-158705, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Depositary Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Depositary Units is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated June 11, 2013 describing the Offered Depositary Units and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Depositary Units and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Depositary Units and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Depositary Units or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 8:30 a.m. (New York City time) on June 12, 2013. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information included in Schedule B hereto and the free writing prospectuses, if any, identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Depositary Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Depositary Units, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

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(a)          Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information, if any, relating to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, or became effective under the Exchange Act, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(b)          Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Depositary Units. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)          Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” as defined under Rule 405 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Depositary Units did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.

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(d)          Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Depositary Units, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Depositary Units other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule C hereto.

(e)          Authorization of the Offered Units. The Offered Depositary Units have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Depositary Units is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Depositary Units.

(f)          No Registration or other Applicable Rights. There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries, register under the Act or analogous foreign laws and regulations securities of any of the Company or any of its subsidiaries held by them.

(g)          No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change in or affecting the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

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(h)          Incorporation and Good Standing. Each of the Company and its subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation; (B) has all requisite corporate, limited partnership or limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to own, lease and operate its properties and (C) is duly qualified and is in good standing as a foreign corporation, limited partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries taken as a whole; (2) materially and adversely affect the issuance of the Offered Depositary Units; or (3) materially and adversely affect the validity of this Agreement (any of the events set forth in clauses (1), (2) or (3), a “Material Adverse Effect”).

(i)          Capital Stock Matters. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock, membership interests or other equity interest of the Company or any of its subsidiaries.

(j)          Authorization. The Company has all requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the limited partnership power and authority to issue, sell and deliver the Offered Depositary Units, as provided herein and therein.

(k)          The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l)          Non Contravention. Each of the Company and each of its subsidiaries is not (A) in violation of its charter or bylaws or other organizational documents; (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, gaming laws and environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of (A) the execution, delivery or performance by the Company of this Agreement or (B) the issuance and sale of the Offered Depositary Units, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the partnership agreement, charter or bylaws of the Company or any of its subsidiaries; (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties are subject; (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties; or (4) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the cases of clauses (2), (3) and (4) for such violations conflicts or breaches that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(m)          No Further Authorizations or Approvals. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or authority or administrative agency is required for (A) the execution, delivery and performance by the Company of this Agreement or (B) the issuance and sale of the Offered Depositary Units and the transactions contemplated hereby and thereby except (1) those for which the failure to obtain could not, individually or in the aggregate, reasonably cause a Material Adverse Effect; or (2) such as have been or will be obtained and made on or prior to the Closing Date.

(n)          No Material Actions or Proceedings. There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the assets or property of the Company or any of its subsidiaries is or may be subject; (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency; and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so disclosed and (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)          Compliance with Laws. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Offered Depositary Units or prevents or suspends the use of the Registration Statement, the Time of Sale Prospectus and the Prospectus; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Offered Depositary Units or prevents or suspends the sale of the Offered Depositary Units in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects; provided that no representation is made as to any statute, rule, regulation, order, injunction or restraining order applicable to the Underwriters, which such statute, rule, regulation, order, injunction or restraining order is not also applicable to the Company or any of its affiliates.

(p)          Additional Disclosure. The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Underwriting” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein and legal conclusions with respect thereto, are accurate, complete and fair in all material respects; provided that no representation is made with respect to information furnished by the Underwriters in writing for inclusion in the Registration Statement, the Time of Sale Prospectus and the Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(b) hereof.

(q)          Labor. Except as could not reasonably be expected to have a Material Adverse Effect and as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is (A) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them; (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them and (C) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (x) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees; (y) any applicable wage or hour laws; or (z) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(r)          Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could reasonably be expected to have a Material Adverse Effect.

(s)          Environmental Liabilities. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or such subsidiary, as the case may be; or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in the case of clauses (A) and (B) other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended; (3) any petroleum or petroleum product; (4) any polychlorinated biphenyl; (5) any asbestos; and (6) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(t)          Gaming Laws. None of the Company or any of its subsidiaries has violated, or is in violation of, any license, franchise or other authorization required to own, lease, operate or otherwise conduct any gaming and related investments or activities of the Company or any of its subsidiaries, including, without limitation, all such licenses granted under Nevada Law and New Jersey law, and the regulations promulgated in connection therewith, and other applicable national or local laws (collectively, “Gaming Laws”), which violations could reasonably be expected to have a Material Adverse Effect.

(u)          All Necessary Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries has such permits, licenses, approvals, registrations, findings of suitability, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any applicable Gaming Laws and Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except for a revocation or termination that could not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such permits contain no restrictions that could reasonably be expected to have a Material Adverse Effect.

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(v)          Title to Properties; Governmental Authorization. Each of the Company and its subsidiaries has (A) good and marketable title to all of the properties and assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except permitted liens as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to the extent that such permitted liens could not reasonably be expected to have a Material Adverse Effect; (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect; (C) all permits (as defined above) and other rights from, and has made all declarations and filings with, all federal, state and local governmental and regulatory authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and such Authorizations that are required to be obtained in connection with the offering and the Exchange Offer) except to the extent it could not reasonably be expected to have a Material Adverse Effect; and (D) has not received written notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its subsidiaries is a party are valid and binding leases of the Company or its subsidiaries, and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

(w)          Intellectual Property. Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for such right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien that constitute permitted liens), except where the failure to possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect, and none of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. To the knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(x)          Tax Law Compliance. Except where the failure to file could not reasonably be expected to have a Material Adverse Effect, all tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed and are accurate, in all material respects. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

(y)          Disclosure Controls and Procedures. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(z)          Insurance. Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(aa)         Related Parties. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that would be required to be disclosed in the Company’s Annual Report on Form 10-K.

(bb)         Investment Company Act. None of the Company or any of its subsidiaries is, or after giving effect to the offering and applying the net proceeds as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)         No Price Stabilization or Manipulation. Except for this Agreement, none of the Company or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries, to facilitate the sale or resale of the Offered Depositary Units or (B) since the date of the Preliminary Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Offered Depositary Units or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

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(dd)         Independent Accountants. The accountants who have certified the financial statements attached to or included in the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent accountants as required by the Act. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) the historical consolidated financial statements of the Company, together with related schedules and notes thereto, comply as to form in all material respects with generally accepted accounting principles; (B) such financial statements present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated; (C) the unaudited pro forma financial information and related notes and supporting schedules of the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and (D) all such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the other financial and statistical information and data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus derived from the historical consolidated and pro forma condensed financial statements are accurately presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the books and records of the Company and its subsidiaries.

(ee)         Statistical and Market-Related Data. The statistical, industry and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from management estimates and third-party sources, and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects.

(ff)         Brokers. Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company and any of its subsidiaries, or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Offered Depositary Units.

(gg)         Offering Materials. None of the Company nor any of its subsidiaries has distributed or, prior to the later to occur of (A) the Closing Date or (B) completion of the distribution of the Offered Depositary Units, will distribute any material in connection with the offering and sale of the Depositary Units other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or other material, if any, not prohibited by the Act and the Financial Services and Markets Act 2000 of the United Kingdom (or regulations promulgated thereunder or under the Act) and approved by the Underwriters, such approval not to be unreasonably withheld or delayed.

(hh)         Stock Exchange Listing. The Depositary Units are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Global Select Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Depositary Units under the Exchange Act or delisting the Depositary Units from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(ii)         FINRA. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and, to the Company’s knowledge the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Depositary Units is true, complete and correct in all material respects and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

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(jj)         Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit D (the “Lock-up Agreement”) from each of the persons listed on Exhibit E.

(kk)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)          Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)         OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Depositary Units shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.          Purchase, Sale and Delivery of the Offered Depositary Units.

(a)          The Firm Depositary Units. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 1,600,000 Firm Depositary Units. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree to purchase from the Company the respective number of Firm Depositary Units set forth opposite their names on Schedule A. The purchase price per Firm Depositary Units to be paid by the several Underwriters to the Company shall be $73.16 per unit.

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(b)          The First Closing Date. Delivery of certificates for the Firm Depositary Units to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on June 17, 2013, or such other time and date not later than 1:30 p.m. New York City time, on June 17, 2013 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)          The Optional Depositary Units; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 240,000 Optional Depositary Units from the Company at the purchase price per share to be paid by the Underwriters for the Firm Depositary Units, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Depositary Units but not payable on Optional Depositary Units. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Depositary Units as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Depositary Units will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Depositary Units and such Optional Depositary Units). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Depositary Units are to be purchased, the Underwriters agree to purchase the number of Optional Depositary Units (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Depositary Units to be purchased as the number of Firm Depositary Units set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Depositary Units. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Public Offering of the Offered Depositary Units. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Depositary Units as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)          Payment for the Offered Depositary Units. Payment for the Offered Depositary Units shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

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(f)          Delivery of the Offered Depositary Units. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters certificates for the Firm Depositary Units at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, certificates for the Optional Depositary Units the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Depositary Units shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.          Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Depositary Units is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Depositary Units, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Depositary Units is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) if the Representatives have reasonably objected thereto within a reasonable time after being furnished a copy thereof. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement if the Representatives have reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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(c)          Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto if the Representatives have reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Depositary Units (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in the opinion of counsel for the Company or for the Underwriters in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus if the Representatives have reasonably objected thereto within a reasonable time after being furnished a copy thereof.

(d)          Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Depositary Units at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary in the opinion of counsel for the Company or for the Underwriters to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)          Certain Notifications and Required Actions. After the date of this Agreement, and until a prospectus is no longer required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Depositary Units from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary in the opinion of counsel for the Company or for the Underwriters to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3 (b) and Section 3 (c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3 (c).

(h)          Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Depositary Units for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Depositary Units. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Depositary Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Depositary Units sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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(j)          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Depositary Units.

(k)          Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)          Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Depositary Units as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Depositary Units is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(m)          Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Depositary Units on the NASDAQ.

(n)          Agreement Not to Offer or Sell Additional Depositary Units. During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Credit Suisse (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Depositary Units or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Depositary Units or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Depositary Units or Related Securities; (iv) in any other way transfer or dispose of any Depositary Units or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Depositary Units or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Depositary Units or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Depositary Units or Related Securities (other than as contemplated by this Agreement with respect to the Offered Depositary Units); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue Depositary Units or options to purchase Depositary Units, or issue Depositary Units upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such Depositary Units or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Depositary Units or options during such Lock-up Period without the prior written consent of Credit Suisse (which consent may be withheld in its sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Depositary Units or any securities exchangeable or exercisable for or convertible into Depositary Units, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Depositary Units. If (i) during the last 17 days of the 45-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Credit Suisse waives, in writing, such extension (which waiver may be withheld in its sole discretion. The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

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(o)          Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Credit Suisse, at Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD: (i) as soon as practicable after the filing thereof, copies of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange and (ii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its Depositary Units; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, communications, financial statements or other documents are available on EDGAR.

(p)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Depositary Units or any reference security with respect to the Depositary Units, whether to facilitate the sale or resale of the Offered Depositary Units or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(q)          Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Depositary Units or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(l) hereof.

(r)          Additional Actions. To use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Depositary Units.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Depositary Units (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Depositary Units, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Depositary Units to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Depositary Units for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, (vii) the fees and expenses associated with listing the Offered Depositary Units on the NASDAQ, and (viii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement (other than FINRA filing fees). Except as provided in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

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Section 5.          Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Depositary Units as provided herein on the First Closing Date and, with respect to the Optional Depositary Units, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Depositary Units, as of each Option Closing Date as though then made, to the timely performance in all material respects by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Compliance with Registration Requirements; No Stop Order. (i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; and (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened in writing by the Commission.

(b)          No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Depositary Units purchased after the First Closing Date, each Option Closing Date (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(c)          Officers’ Certificates. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(a)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

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(ii)         the representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)        the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(d)          Opinion of Counsel for the Company. The Representatives shall have received on each of the First Closing Date and each Option Closing Date an opinion, dated such date, in form and substance reasonably satisfactory to the Representatives and Latham & Watkins LLP, counsel for the Underwriters, of Proskauer Rose LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

(e)          Opinion of Counsel for the Company. The Representatives shall have received on each of the First Closing Date and each Option Closing Date an opinion, dated such date, in form and substance reasonably satisfactory to the Representatives and Latham & Watkins LLP, counsel for the Underwriters, of Bingham McCutchen LLP, counsel for the Company, to the effect set forth in Exhibit B hereto.

(f)          Opinion of Counsel for the Underwriters. The Representatives shall have received on each of the First Closing Date and each Option Closing Date an opinion, dated such date, in form and substance reasonably satisfactory to the Representatives, of Latham & Watkins LLP, counsel for the Underwriters.

(g)          Opinion of Keith Schaitkin. The Representatives shall have received on the Closing Date an opinion, dated such date, in form and substance reasonably satisfactory to the Representatives and Latham & Watkins LLP, counsel for the Underwriters, of Keith Schaitkin, Deputy General Counsel of the Company, to the effect set forth in Exhibit C hereto.

(h)          Grant Thornton Comfort Letter. Grant Thornton LLP, the independent registered public accounting firm for the Company, shall have delivered to the Representatives: (i) a manually signed copy of the “comfort” letter, addressed to the Underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or referred to in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, on the date hereof, and (ii) a manually signed copy of the “bring-down comfort” letter, addressed to the Underwriters on the First Closing Date and each Option Closing Date.

(i)          Ernst & Young Comfort Letter. Ernst & Young, the independent registered public accounting firm for Federal-Mogul Corporation, a subsidiary of the Company, shall have delivered to the Representatives: (i) a manually signed copy of the “comfort” letter, addressed to the Underwriters with respect to the financial statements and certain financial information of the Company and/or Federal-Mogul Corporation contained or referred to in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, on the date hereof, and (ii) a manually signed copy of the “bring-down comfort” letter, addressed to the Underwriters on the Closing Date and each Option Closing Date.

(j)          KPMG Comfort Letter. KPMG LLP, the independent registered public accounting firm for CVR Energy, Inc., a subsidiary of the Company, shall have delivered to the Representatives: (i) a manually signed copy of the “comfort” letter, addressed to the Underwriters with respect to the financial statements and certain financial information of the Company and/or CVR Energy, Inc. contained or referred to in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, on the date hereof, and (ii) a manually signed copy of the “bring-down comfort” letter, addressed to the Underwriters on the Closing Date and each Option Closing Date.

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(k)          Chief Financial Officer’s Certificate. The Representatives shall have received certificates dated, respectively, the date hereof, the First Closing Date and, with respect to the Optional Depositary Units, each Option Closing Date, signed by the chief financial officer of the Company, to the effect that (i) such officer is familiar with the accounting methods and internal accounting practices, policies, procedures and controls of the Company and (ii) such officer has supervised the compilation of and received certain information in the Registration Statement, Time of Sale Prospectus, Prospectus and the investor presentation dated June 2013 and that such information has been derived from the accounting records of the Company and, to the best of such officer’s knowledge, is accurate in all material respects.

(l)           Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each of the persons listed on Exhibit E hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(m)         Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(n)          Additional Documents. Prior to the First Closing Date and, with respect to the Optional Depositary Units, each Option Closing Date, the Company shall have furnished to the Representatives and counsel for the Underwriters such further information, certificates and copies of documents as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Depositary Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Depositary Units, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.          Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, or if the sale to the Underwriters of the Offered Depositary Units on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Depositary Units, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.          Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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Section 9.          Indemnification.

(a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Depositary Units have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the fifth paragraph and the fourteenth paragraph, in each case, in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)          Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

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(d)          Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent; provided that such consent was not unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.         Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Depositary Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Depositary Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Depositary Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Depositary Units as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

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The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Depositary Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.         Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Depositary Units hereunder on either the First or any Option Closing Date and the number of Offered Depositary Units that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Depositary Units that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Depositary Units by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Depositary Units that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Depositary Units with respect to which such default or defaults occur exceeds 10% of the total number of Depositary Units that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Depositary Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 14 (provided that if such default occurs with respect to Optional Depositary Units after the First Closing Date, this Agreement will not terminate as to the Firm Depositary Units or any Optional Depositary Units purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 12.         Termination of this Agreement. Prior to the purchase of the Firm Depositary Units by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Depositary Units in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 112 shall be without liability on the part of any party to any other party, except that Section 9 and Section 10 shall at all times be effective and shall survive such termination.

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Section 13.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Depositary Units pursuant to this Agreement, including the determination of the public offering price of the Offered Depositary Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Depositary Units sold hereunder and any termination of this Agreement.

Section 15.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

If to the Representatives:	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, New York 10010
Attention: LCD-IBD

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 713-3371

Attention: Syndicate

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

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with a copy to:	Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Marc D. Jaffe, Esq.

Telephone: (212) 906-1281

Fax: (212) 751-4864

Email: marc.jaffe@lw.com

If to the Company:	Icahn Enterprises L.P.

767 Fifth Avenue

New York, New York 10153

Attention: Keith Schaitkin, Deputy General Counsel

Telephone: (212) 702-4300

Fax: (212) 688-1158

Email: kls@sfire.com

with a copy to:	Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Attention: Julie M. Allen, Esq.

Telephone: (212) 969-3155

Fax: (212) 969-2900

Email: jallen@proskauer.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Depositary Units as such from any of the Underwriters merely by reason of such purchase.

Section 17.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.         Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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Section 19.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Icahn Enterprises L.P.

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ SungHwan Cho
Name: SungHwan Cho
Title: CFO

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The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
JEFFERIES LLC
Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Erwin Van Der Voort
Name: Erwin Van Der Voort
Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
JEFFERIES LLC
Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

UBS SECURITIES LLC

By:	/s/ John Stakes
Name: John Stakes
Title: Associate Director

By:	/s/ Michael Garcia
Name: Michael Garcia
Title: Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
JEFFERIES LLC
Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

JEFFERIES LLC

By:	/s/ Andrea H. Lee
Name: Andrea H. Lee
Title: Managing Director

Schedule A

Underwriters	Number of Firm Depositary Units to be Purchased
Credit Suisse Securities (USA) LLC	312,000
UBS Securities LLC	292,000
Jefferies LLC	288,000
Citigroup Global Markets Inc.	288,000
Keefe, Bruyette & Woods, Inc.	160,000
Oppenheimer & Co. Inc.	112,000
Wunderlich Securities, Inc.	100,000
KeyBanc Capital Markets Inc.	48,000

Total	1,600,000

Schedule B

Orally Conveyed Pricing Information

1.	As to each investor, the price per depositary unit shall be the price paid by such investor

2.	1,600,000 of Firm Depositary Units

3.	240,000 of Optional Depositary Units

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

None

Exhibit D

Lock-up Agreement

Credit Suisse Securities (USA) LLC	[ ], 2013

as Representative of the several

Underwriters named in the below

mentioned Underwriting Agreement

C/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

RE:	Icahn Enterprises L.P. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of depositary units representing limited partner interests of the Company (“Depositary Units”) or of securities convertible into or exchangeable or exercisable for Depositary Units. The Company proposes to conduct a public offering of Depositary Units (the “Offering”) for which Credit Suisse Securities (USA) LLC (“Credit Suisse”) will act as representative of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Credit Suisse, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Depositary Units or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Depositary Units or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Depositary Units, and the sale of the Depositary Units to you, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (i) the transfer of Depositary Units or Related Securities by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member or (ii) distributions of Depositary Units to limited partners, members, investors or stockholders of the undersigned or to an affiliate of the undersigned or to any investment fund or other entity controlled or managed by the undersigned; provided, however, that in any such case, it shall be a condition to such transfer that:

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•	each transferee executes and delivers to Credit Suisse an agreement in form and substance satisfactory to Credit Suisse stating that such transferee is receiving and holding such Depositary Units and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Depositary Units and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Depositary Units in connection with such transfer.

The undersigned acknowledges and agrees that written notice by Credit Suisse to the Company of any extension of the 45-day initial lock-up period will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement through the close of trading on the date that is the 34th day following the expiration of the 45-day initial lock-up period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless the undersigned has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Depositary Units or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Depositary Units and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Depositary Units. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you. This agreement shall automatically terminate upon the earliest to occur, if any, of (i) Credit Suisse, on one hand, or the Company, on the other, advising the other in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement is executed by all parties, but is subsequently terminated by any party thereto pursuant to the terms of the Underwriting Agreement prior to any sale of Depositary Units thereunder, or (iii) the Offering shall not have closed by June 30, 2013.

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The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

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Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse. “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 45 days after the date of the Prospectus (as defined in the Underwriting Agreement); provided, that if (i) during the last 17 days of the 45-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then, in each case, the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Credit Suisse waives, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers to Credit Suisse a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Depositary Units are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended (the “Securities Act”) in the manner contemplated by NASD Conduct Rule 2711(f)(4) of the FINRA Manual, and (iii) the provisions of NASD Conduct Rule 2711(f)(4) of the FINRA Manual are not applicable to any research reports relating to the Company published or distributed by Credit Suisse, or any other underwriter of the offering, if any, during the 15 days before or after the last day of the initial lock-up period. If the initial lock-up period is extended pursuant to the provisions above, “Lock-up Period” shall mean the period described in the first clause of this paragraph, as so extended.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Depositary Units or any securities exchangeable or exercisable for or convertible into Depositary Units, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Depositary Units.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

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•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Depositary Units or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

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